Exhibit 99.1
Borderfree Reports Record Fourth Quarter and Year End 2014 Financial Results

•	Gross merchandise volume reached a fourth quarter record of $167.0 million, a 7% increase from prior year; 2014 gross merchandise volume increased 22% year-over-year to a record $546.7 million

•	Ecommerce services revenue reached a fourth quarter record of $20.1 million, a 10% increase from prior year; 2014 ecommerce services revenue increased 23% year-over-year to a record $65.7 million

•	Total revenue reached a fourth quarter record of $36.7 million; 2014 total revenue increased 14% year-over-year to a record $125.5 million

•	Successfully reduced fourth quarter and full year logistics costs by 24% and 17%, respectively

•	Fourth quarter and full year Adjusted EBITDA of $3.5 million and a record $5.8 million, respectively

•	Successfully completed the $22.0 million acquisition of DutyCalculator in January 2015

NEW YORK - February 17, 2015 - Borderfree (NASDAQ: BRDR), a market leader in global ecommerce, today announced financial results for the fourth quarter and year ended December 31, 2014.

“We had a record year. Despite facing FX headwinds, both gross merchandise volume and ecommerce revenue reached quarterly record levels throughout the year”, said Michael DeSimone, Chief Executive Officer of Borderfree. “We continue to execute against our growth objectives and have made excellent progress in enhancing our technology platform, reducing logistics costs to their lowest level yet, and laying the groundwork to diversify our revenue base. With the recent acquisition of DutyCalculator, we are accelerating our strategy to expand our presence in the European global ecommerce space, and extending our business into cross-border data and transaction services to better serve customers around the world.”

Key Metrics*

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Dollars in thousands)
Gross merchandise volume	$167,027	$155,809	$546,734	$447,836
Number of customers	96	91	96	91
Number of customer ecommerce sites	171	158	171	158

*Only gross merchandise volume and customer ecommerce site metrics will be presented beginning with the three months ended March 31, 2015.

Revenue
Revenue for the fourth quarter of 2014 was $36.7 million, a 2% increase as compared to $35.9 million in the fourth quarter of 2013.

•
Ecommerce services revenue increased 10% to $20.1 million over the fourth quarter of 2013 ecommerce services revenue of $18.2 million. For the full year 2014, ecommerce services revenue increased 23% to $65.7 million from $53.3 million in 2013.

•
Fulfillment services revenue decreased 6% to $16.6 million over the fourth quarter of 2013 fulfillment services revenue of $17.7 million. For the full year 2014, fulfillment services revenue increased 4% to $59.7 million from $57.2 million in 2013.

•
The Company has been successful in optimizing its logistics program resulting in lower shipping and handling costs passed through to the end consumer. As a result, fulfillment services revenue as a percentage of revenue decreased from 49.4% in the fourth quarter of 2013 to 45.3% in the fourth quarter of 2014 and decreased from 51.8% for the full year 2013 to 47.6% for the full year 2014.

Net Income (Loss)
Net income on a GAAP basis for the fourth quarter of 2014 was $0.5 million as compared to net income of $1.8 million in the fourth quarter of 2013. Basic net income per share on a GAAP basis was $0.02 based on 31.9 million weighted average basic shares outstanding and diluted net income per share was $0.01 based on 33.5 million weighted average diluted shares outstanding for the fourth quarter of 2014. This compares to basic net income per share of $0.39 based on 4.6 million weighted average basic shares outstanding and diluted net income per share of $0.25 based on 7.1 million diluted shares outstanding for the fourth quarter of 2013. On a pro forma basis, as if all preferred shares converted to common shares outstanding as of January 1, 2013, GAAP basic net income per share was $0.07 based on 25.5 million weighted average shares outstanding and diluted net income per share was $0.06 based on 28.2 million weighted average diluted shares outstanding for the fourth quarter of 2013.

Net loss on a GAAP basis for the full year 2014 was $3.1 million as compared to a net loss of $0.7 million in 2013. Net loss per share on a GAAP basis was $0.12 for the full year 2014 based on 25.8 million weighted average basic and diluted shares outstanding. This compares to a net loss per share on a GAAP basis of $0.15 for the full year 2013 based on 4.3 million weighted average basic and diluted shares outstanding. On a pro forma basis, as if all preferred shares converted to common shares outstanding as of January 1, 2013, GAAP basic and diluted net loss per share for the full year 2014 were $0.10 based on 30.3 million weighted average basic and diluted shares outstanding.

Non-GAAP net income for the fourth quarter of 2014 was $2.0 million as compared to non-GAAP net income of $2.6 million in the fourth quarter of 2013. Non-GAAP basic and diluted net income per share was $0.06, based on 31.9 million and 33.5 million weighted average basic and diluted shares outstanding, respectively. On a pro forma basis, as if all preferred shares converted to common shares outstanding as of January 1, 2013, non-GAAP pro forma basic net income per share was $0.10 based on 25.4 million weighted average basic shares outstanding and diluted net income per share was $0.09 based on 28.2 million weighted average diluted shares outstanding for the fourth quarter of 2013.

Non-GAAP net income for the full year 2014 was $1.4 million as compared to non-GAAP net income of $0.9 million for the full year 2013. Non-GAAP basic and diluted net income per share was $0.05 for the full year 2014 based on 25.8 million and 27.8 million weighted average basic and diluted shares outstanding, respectively. On a pro forma basis, as if all preferred shares converted to common shares outstanding as of January 1, 2013, non-GAAP pro forma basic net income per share for the full year 2014 was $0.05 based on 30.3 million weighted average shares outstanding and diluted net income per share was $0.04 based on 32.4 million weighted average diluted shares outstanding.

Adjusted EBITDA
Adjusted EBITDA for the fourth quarter of 2014 was $3.5 million compared to $3.5 million in the fourth quarter of 2013. Adjusted EBITDA for the full year 2014 was $5.8 million compared to $3.5 million in 2013. Adjusted EBITDA as a percentage of revenue for the fourth quarter of 2014 was 9.5% compared to 9.6% for the fourth quarter of 2013. Adjusted EBITDA as a percentage of revenue for the full year 2014 was 4.7% compared to 3.1% in 2013.

A description of non-GAAP net income (loss), adjusted EBITDA and other non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Cash
Borderfree’s cash balance was $99.2 million as of December 31, 2014 as compared to $43.6 million as of December 31, 2013. Borderfree held investments in marketable securities of $27.6 million as of December 31, 2014. Borderfree did not hold investments in marketable securities as of December 31, 2013. Borderfree had no bank debt as of December 31, 2014.

For the fourth quarter of 2014 Borderfree generated $5.5 million in cash from operations and invested $1.3 million in purchases of property and equipment and capitalization of internal use software, resulting in positive free cash flow of $4.2 million. For the full year, Borderfree generated $4.5 million in cash from operations and invested $6.1 million in purchases of property and equipment and capitalization of internal use software, resulting in negative free cash flow for the year ended December 31, 2014 of $1.6 million. Borderfree generated positive free cash flow of $16.3 million for the year ended December 31, 2013 due in large part to one-time increases in cash associated with changes in credit terms with a payment processor and improved payment terms with certain large merchants operating on our platform.

On January 26, 2015, subsequent to year-end, the Company utilized $22.0 million of its available cash to purchase Bundle Tech Limited, the operator of DutyCalculator, a provider of cloud-based global trade and customs compliance data services.

Financial Outlook
Borderfree’s current financial and operating expectations for the first quarter and full year 2015, as of February 17, 2015, are as follows:

First Quarter 2015

•	Ecommerce services revenue of $11.4 million to $12.7 million

•	Revenue of $21.7 million to $24.2 million

•	Adjusted EBITDA loss of $3.4 million to $2.5 million

•	Non-GAAP net loss of $4.7 million to net loss of $3.8 million or net loss of $0.15 to net loss of $0.12 per basic and diluted share

•	Weighted average basic and diluted shares outstanding of 31.9 million

•	Non-cash stock-based compensation expense of approximately $1.1 million

Full Year 2015

•	Ecommerce services revenue of $66.7 million to $73.3 million

•	Revenue of $125.1 million to $137.4 million

•	Adjusted EBITDA of $4.8 million to $7.0 million

•	Non-GAAP net loss of $1.3 million to net income of $1.0 million or net loss of $0.04 per basic and diluted share to net income of $0.03 per basic and diluted share

•	Weighted average basic shares outstanding of 32.1 million and diluted shares outstanding of 35.3 million

•	Non-cash stock-based compensation expense of approximately $5.3 million

Earnings Teleconference Information
Borderfree will discuss its fourth quarter and year ended 2014 financial results during a teleconference today, February 17, 2015, at 5:00 PM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (outside the US). The call will also be broadcast simultaneously at http://investors.borderfree.com.

Following completion of the call, a recorded replay of the webcast will be available on Borderfree’s website for a limited time.  To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (outside the US), replay pin #13593454. The telephone replay will be available from 8:00 PM ET February 17 through 11:59 PM ET February 24, 2015. Additional investor information can be accessed at http://www.borderfree.com.

Non-GAAP Financial Measures
Borderfree has provided in this release financial information that has not been prepared in accordance with GAAP. Borderfree uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Borderfree's ongoing operational performance. Borderfree believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Borderfree’s industry, many of which present similar non-GAAP financial measures to investors. This information includes, adjusted EBITDA as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share, pro forma non-GAAP net income (loss) per share, and free cash flow. Borderfree defines adjusted EBITDA as net income (loss) before income taxes, interest income (expense), depreciation and amortization, loss on change in fair value of warrants, stock-based compensation expense, market based royalties and outsourcing servicing fees earned as a result of the sale of Global Settlements Service, which we refer to as other income-GSS, costs related to acquisitions and other one-time items; non-GAAP net income (loss) as net income (loss) excluding non-cash stock-based compensation, loss on change in fair value of warrants, other income-GSS, costs related to acquisitions and other one-time items; and free cash flow as cash provided by (used in) operating activities adjusted for purchases of property and equipment and capitalized internal use software. Non-GAAP financial measures that Borderfree uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included as part of this press release. Earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.borderfree.com.

About Borderfree
New York City-based Borderfree is a market leader in global ecommerce, operating a technology and services platform that the world's most iconic brands rely on to expand globally and transact with customers in more than 100 countries and territories and more than 60 currencies worldwide. Borderfree manages all aspects of the international shopping experience, including site localization, multi-currency pricing, payment processing, fraud management, landed cost calculation, customs clearance and brokerage and global logistics services while maintaining the integrity of our customers' brand and the consumer experience. For more information, visit www.borderfree.com.

Safe Harbor Provision
This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter of 2015 and full year 2015, our position to execute on our growth strategy, our ability to decrease fulfillment costs and our ability to increase our profitability.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, fluctuations in exchange rates of foreign currencies and our ability to predict such fluctuations, our history of losses, our limited operating history; our ability to retain existing customers and attract new customers; our ability to successfully optimize and operate our logistics network; our ability to keep up with the rapid technological change required to remain competitive in our industry, our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption "Risk Factors" in our Form 10-Q filed on November 5, 2014, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings.  We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

BORDERFREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$36,718	$35,886	$125,492	$110,457
Operating expenses:
Cost of revenue	23,202	24,434	79,287	75,070
Technology and operations	4,248	2,348	14,190	9,366
Research and development	2,502	1,964	8,936	6,656
Sales and marketing	2,922	2,307	11,847	10,028
General and administrative	3,273	2,352	13,565	9,567
Total operating expenses	36,147	33,405	127,825	110,687
Income (loss) from operations	571	2,481	(2,333)	(230)
Interest and other income, net	118	253	586	1,406
Loss on change in fair value of warrants	—	(711)	(964)	(1,496)
Income (loss) before income taxes	689	2,023	(2,711)	(320)
Provision for income taxes	195	215	397	334
Net income (loss)	$494	$1,808	$(3,108)	$(654)

Net income (loss) per share:
Basic	$0.02	$0.39	$(0.12)	$(0.15)
Diluted	$0.01	$0.25	$(0.12)	$(0.15)
Weighted average common shares outstanding:
Basic	31,863,005	4,581,390	25,765,819	4,255,775
Diluted	33,499,914	7,101,249	25,765,819	4,255,775

GAAP pro forma net income (loss) per share: (1)
Basic	$0.02	$0.07	$(0.10)	$(0.03)
Diluted	$0.01	$0.06	$(0.10)	$(0.03)
GAAP pro forma weighted average common shares outstanding:
Basic	31,863,005	25,454,017	30,283,456	25,128,403
Diluted	33,499,914	28,232,657	30,283,456	25,128,403

(1) Pro forma net income (loss) per share and pro forma weighted average common shares outstanding assume preferred stock converted to common stock as of January 1, 2013

BORDERFREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands except par value and share data)

	At December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$99,188	$43,599
Investments	27,555	—
Trade receivables, net	18,031	13,785
Short term receivable from sale of business	629	742
Prepaid expenses and other	3,107	3,056
Total current assets	148,510	61,182
Restricted cash and deposits	482	288
Employee rights upon retirement funds	896	897
Receivable from sale of business	77	476
Property and equipment, net	10,310	7,667
Goodwill	265	265
Intangible assets, net	957	1,262
Other assets	220	276
Total assets	$161,717	$72,313
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Trade payables	$30,483	$28,508
Deferred revenue	1,781	1,080
Current maturity of long term debt	14	32
Accrued expenses and other	11,167	12,286
Total current liabilities	43,445	41,906
Liability for employee rights upon retirement	1,514	1,454
Long term debt	—	14
Other long term liabilities	331	279
Total liabilities	45,290	43,653
Total convertible preferred stock	—	41,937
Stockholders’ equity (deficit):
Common stock, $0.01 par value; 200,000,000 and 49,500,000 shares authorized at December 31, 2014 and December 31, 2013, respectively; 32,187,236 and 4,843,612 shares issued at December 31, 2014 and December 31, 2013, respectively; 31,947,716 and 4,604,092 outstanding at December 31, 2014 and December 31, 2013, respectively	322	48
Additional paid in capital	136,260	4,132
Notes receivable from stockholders	—	(429)
Accumulated other comprehensive loss	(19)	—
Treasury stock, at cost	(600)	(600)
Accumulated deficit	(19,536)	(16,428)
Total stockholders’ equity (deficit)	116,427	(13,277)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$161,717	$72,313

BORDERFREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Years Ended
	December 31,
	2014	2013
Cash flows from operating activities
Net loss	$(3,108)	$(654)
Adjustments to reconcile net loss to net cash from operating activities:
Stock-based compensation	4,067	1,407
Forgiveness of notes receivable from stockholders	396	—
Loss on change in fair value of warrants	964	1,496
Depreciation and amortization	3,926	2,285
Loss (gain) on employee rights upon retirement funds	(67)	8
Interest income on notes receivables from stockholders	—	(5)
Changes in operating assets and liabilities:
(Increase) decrease in trade receivables	(4,246)	1,500
(Increase) decrease in prepaid expenses and other	(1,753)	3,019
Increase in trade payables	1,975	12,191
Increase in accrued expenses and other	2,142	88
Increase (decrease) in liability for employee rights upon retirement	230	(98)
Net cash provided by operating activities	4,526	21,237
Cash flows from investing activities
Purchases of investments	(27,587)	—
Restricted cash and deposits	(94)	29
Purchase of property and equipment	(2,143)	(1,603)
Capitalized internal use software	(3,962)	(3,295)
(Increase) decrease in funds in respect of employee rights upon retirement	(103)	161
Payment for intangible asset	—	(81)
Proceeds from sale of business	512	988
Net cash used in investing activities	(33,377)	(3,801)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	85,561	—
Offering costs	(1,541)	(1,647)
Proceeds from exercise of stock options	419	395
Repayments of notes receivable from stockholder	33	28
Proceeds from line of credit	—	10,000
Repayment of line of credit	—	(10,000)
Payments of capital leases	(32)	(89)
Net cash provided by (used in) financing activities	84,440	(1,313)
Increase in cash and cash equivalents	55,589	16,123
Balance of cash and cash equivalents at beginning of period	43,599	27,476
Balance of cash and cash equivalents at end of period	$99,188	$43,599
Supplemental disclosure of cash flow information
Cash paid for interest	$—	$13
Cash paid for taxes	$447	$451
Non-cash capital expenditures	$159	$577
Non-cash financing activities
Cashless exercise of warrants	$3	$—

BORDERFREE, INC.
CALCULATION OF NON-GAAP NET INCOME,
NON-GAAP NET INCOME PER SHARE AND
NON-GAAP PRO FORMA NET INCOME PER SHARE
(Unaudited, in thousands except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
Reconciliation of Net Income (Loss) to Non-GAAP Net Income:
Net income (loss)	$494	$1,808	$(3,108)	$(654)
Stock-based compensation expense	1,375	361	4,067	1,407
Forgiveness of notes receivable from stockholders	—	—	629	—
Loss on change in fair value of warrants	—	711	964	1,496
Other income-GSS	(164)	(246)	(701)	(1,380)
Acquisition costs	338	—	338	—
Non-recurring duty drawback	—	—	(781)	—
Non-GAAP net income	$2,043	$2,634	$1,408	$869

Non-GAAP net income per share:
Basic	$0.06	$0.57	$0.05	$0.20
Diluted	$0.06	$0.37	$0.05	$0.12
Weighted average common shares outstanding:
Basic	31,863,005	4,581,390	25,765,819	4,255,775
Diluted	33,499,914	7,101,249	27,837,233	7,175,038

Non-GAAP pro forma net income per share: (2)
Basic	$0.06	$0.10	$0.05	$0.03
Diluted	$0.06	$0.09	$0.04	$0.03
Non-GAAP pro forma weighted average common shares outstanding:
Basic	31,863,005	25,454,017	30,283,456	25,128,403
Diluted	33,499,914	28,232,657	32,354,871	28,306,447

(2) Pro forma non-GAAP net income per share and pro forma weighted average common shares outstanding assume preferred stock converted to common stock as of January 1, 2013

BORDERFREE, INC.
CALCULATION OF ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$494	$1,808	$(3,108)	$(654)
Depreciation and amortization	1,196	630	3,926	2,285
Interest expense (income)	47	(8)	115	(26)
Provision for income taxes	195	215	397	334
Stock-based compensation expense	1,375	361	4,067	1,407
Forgiveness of notes receivable from stockholders	—	—	629	—
Loss on change in fair value of warrants	—	711	964	1,496
Other income-GSS	(164)	(246)	(701)	(1,380)
Acquisition costs	338	—	338	—
Non-recurring duty drawback	—	—	(781)	—
Adjusted EBITDA	$3,481	$3,471	$5,846	$3,462

CONTACT:	Investor Relations:
Denise Garcia
ICR
investors@borderfree.com

Media Relations:
Jennifer Raezer
jennifer@borderfree.com